                                                                    Exhibit 99-2

                                                                  EXECUTION COPY








================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                      among

                       INTERMAGNETICS GENERAL CORPORATION,

                          MAGIC SUBSIDIARY CORPORATION

                                       and

                               INVIVO CORPORATION

                          Dated as of December 17, 2003






================================================================================

                                TABLE OF CONTENTS



                                                                                                                Page


                                    Article I
                                   DEFINITIONS

SECTION 1.01               Definitions............................................................................1

                                   Article II
                                    THE OFFER

SECTION 2.01               The Offer..............................................................................6
SECTION 2.02               Company Action.........................................................................8

                                   Article III
                                   THE MERGER

SECTION 3.01               The Merger.............................................................................9
SECTION 3.02               Effective Time; Closing................................................................9
SECTION 3.03               Effect of the Merger...................................................................9
SECTION 3.04               Certificate of Incorporation; By-laws..................................................9
SECTION 3.05               Directors and Officers................................................................10
SECTION 3.06               Conversion of Securities..............................................................10
SECTION 3.07               Employee Stock Options................................................................10
SECTION 3.08               Dissenting Shares.....................................................................11
SECTION 3.09               Surrender of Shares; Stock Transfer Books.............................................11
SECTION 3.10               Withholding Rights....................................................................12

                                   Article IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01               Organization and Qualification; Subsidiaries..........................................13
SECTION 4.02               Certificate of Incorporation and By-laws..............................................13
SECTION 4.03               Capitalization........................................................................13
SECTION 4.04               Authority Relative to This Agreement..................................................14
SECTION 4.05               No Conflict; Required Filings and Consents............................................15
SECTION 4.06               Permits; Compliance...................................................................15
SECTION 4.07               SEC Filings; Financial Statements.....................................................16
SECTION 4.08               Absence of Certain Changes or Events..................................................18
SECTION 4.09               Absence of Litigation.................................................................19
SECTION 4.10               Employee Benefit Plans................................................................19
SECTION 4.11               Labor and Employment Matters..........................................................21
SECTION 4.12               Offer Documents; Schedule 14D-9; Proxy Statement......................................21
SECTION 4.13               Real Property; Title to Assets........................................................22
SECTION 4.14               Intellectual Property.................................................................23
SECTION 4.15               Taxes.................................................................................25
SECTION 4.16               Environmental Matters.................................................................26
SECTION 4.17               No Rights Agreement...................................................................26
SECTION 4.18               Material Contracts....................................................................26
SECTION 4.19               Customers and Suppliers...............................................................28
SECTION 4.20               Inventory.............................................................................28
SECTION 4.21               Company Products and Services.........................................................29
SECTION 4.22               Insurance.............................................................................29
SECTION 4.23               Certain Business Practices............................................................29
SECTION 4.24               Government Regulation.................................................................29
SECTION 4.25               Brokers...............................................................................30


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




                                TABLE OF CONTENTS


                                                                                                                Page


                                    Article V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

SECTION 5.01               Corporate Organization................................................................30
SECTION 5.02               Authority Relative to This Agreement..................................................30
SECTION 5.03               No Conflict; Required Filings and Consents............................................31
SECTION 5.04               Financing.............................................................................31
SECTION 5.05               Offer Documents; Proxy Statement......................................................31
SECTION 5.06               Absence of Litigation.................................................................32
SECTION 5.07               Brokers...............................................................................32

                                   Article VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01               Conduct of Business by the Company Pending the Merger.................................32

                                   Article VII
                              ADDITIONAL AGREEMENTS

SECTION 7.01               Stockholders' Meeting.................................................................35
SECTION 7.02               Proxy Statement.......................................................................35
SECTION 7.03               Company Board Representation; Section 14(f)...........................................35
SECTION 7.04               Access to Information; Confidentiality................................................36
SECTION 7.05               No Solicitation of Transactions.......................................................37
SECTION 7.06               Directors' and Officers' Indemnification and Insurance................................38
SECTION 7.07               Notification of Certain Matters.......................................................39
SECTION 7.08               Further Action; Reasonable Best Efforts...............................................39
SECTION 7.09               Subsequent Financial Statements.......................................................40
SECTION 7.10               Public Announcements..................................................................40
SECTION 7.11               Tax Certificate.......................................................................40
SECTION 7.12               Confidentiality Agreement.............................................................40
SECTION 7.13               Employee Benefit Matters..............................................................40

                                  Article VIII
                            CONDITIONS TO THE MERGER

SECTION 8.01               Conditions to the Merger..............................................................41

                                   Article IX
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01               Termination...........................................................................41
SECTION 9.02               Effect of Termination.................................................................42
SECTION 9.03               Fees..................................................................................42
SECTION 9.04               Amendment.............................................................................43
SECTION 9.05               Waiver................................................................................43

                                    Article X
                               GENERAL PROVISIONS

SECTION 10.01              Notices...............................................................................43
SECTION 10.02              Severability..........................................................................44
SECTION 10.03              Entire Agreement; Assignment..........................................................45
SECTION 10.04              Parties in Interest...................................................................45
SECTION 10.05              Specific Performance..................................................................45
SECTION 10.06              Governing Law.........................................................................45
SECTION 10.07              Waiver of Jury Trial..................................................................45
SECTION 10.08              Headings..............................................................................46
SECTION 10.09              Counterparts..........................................................................46



ANNEX A  Conditions to the Offer


                  AGREEMENT AND PLAN OF MERGER, dated as of December 17, 2003 (this "Agreement"), among Intermagnetics General Corporation, a New York corporation ("Parent"), Magic Subsidiary Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Invivo Corporation, a Delaware corporation (the "Company").

                  WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser shall make a cash tender offer to acquire all the issued and outstanding shares of common stock, par value $0.01 per share, of the Company ("Shares") for $22.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being the "Per Share Amount"), net to the seller in cash, upon the terms and subject to the conditions of this Agreement (such cash tender offer, as it may be amended from time to time in accordance with this Agreement, the "Offer");

                  WHEREAS, the Board of Directors of the Company (the "Board") has unanimously approved the making of the Offer and resolved to recommend that holders of Shares tender their Shares pursuant to the Offer; and

                  WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Purchaser and the Company have each approved this Agreement and declared its advisability and approved the merger (the "Merger") of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), following the consummation of the Offer and upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 Definitions. (a) For purposes of this Agreement:

         "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

         "beneficial owner", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

         "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in the City of New York.

         "Company IT Systems" means all IT Systems used in, intended to be used in, or held for use in connection with the business of the Company or any Subsidiary.

         "Competing Transaction" means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Subsidiary; (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company or of any Subsidiary; (iii) any sale, exchange, transfer or other disposition of any class of equity securities of the Company or of any Subsidiary that results in any person (other than the Company in the case of a Subsidiary) acquiring 20% or more of any class of equity securities of the Company or of any Subsidiary; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company or of any Subsidiary; or (v) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the Transactions.

         "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

         "Environmental Laws" means any United States federal, state, local or non-United States laws, statutes, ordinances, regulations, rules, codes, orders, other requirements of law and common law relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances;
(ii) exposure or alleged exposure to Hazardous Substances; (iii) the manufacture, handling, transport, recycling, reclamation, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iv) pollution, natural resource damages or protection of the environment, health or safety.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or any Subsidiary and which, together with the Company or any Subsidiary, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "Fully Diluted Basis" means after taking into account all Shares and assuming the exercise, conversion or exchange of all options, warrants, convertible or exchangeable securities and similar rights and the issuance of all shares of Company common stock that the Company is obligated to issue thereunder.

         "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state and local counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos, mold and radon; and
(v) any other contaminant, substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

         "Healthcare Law" means the following laws or regulations relating to the regulation of the healthcare industry (as such laws are currently enforced or as interpreted at the Effective Time by existing, publicly available judicial and administrative decisions and regulations): (i) Sections 1877, 1128, 1128A or 1128B of the Social Security Act (the "SSA"); (ii) the licensure, certification or registration requirements of healthcare facilities, services or equipment;
(iii) any state certificate of need or similar law governing the establishment of healthcare facilities or services or the making of healthcare capital expenditures; (iv) any state law relating to fee-splitting or the corporate practice of medicine; (v) any state physician self-referral prohibition or state anti-kickback law; (vi) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state healthcare program; and (vii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense.

         "Intellectual Property" means (i) patents, patent applications, and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names, and other identifiers of source or goodwill, including registrations and applications for registration thereof, (iii) mask works and copyrights, including copyrights in Software, and registrations and applications for registration thereof, and (iv) trade secrets, know-how, invention rights, and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

         "IT Systems" means computer systems, networks, hardware and Software, used to process, store, maintain and operate data, information and functions.

         "knowledge of the Company" means the actual knowledge of any director or executive officer of the Company and such knowledge that any such individual would obtain after the exercise of reasonable investigation.

         "Licensed Intellectual Property" means Intellectual Property licensed to the Company or any Subsidiary pursuant to the Licenses.

         "Licenses" means (i) licenses of Intellectual Property or IT Systems by the Company or any Subsidiary to any third party, (ii) licenses of Intellectual Property or IT Systems by any third party to the Company or any Subsidiary,
(iii) agreements between the Company or any Subsidiary and any third party relating to the development or use of Intellectual Property or IT Systems, the development or transmission of data, or the use, modification, framing, linking, advertisement, or other practices with respect to Internet web sites, and (iv) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Owned Intellectual Property or any other Intellectual Property used in or held for use in connection with its business by the Company or any Subsidiary.

         "Material Adverse Effect" means, when used in connection with the Company or any Subsidiary, any event, circumstance, change or effect that, individually or in the aggregate with any other events, circumstances, changes and effects occurring after the date hereof, is or is reasonably likely to be materially adverse to (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the Transactions, other than (A) any of the foregoing resulting from events, facts or circumstances relating to the economy in general or to the Company's industry in general and not specifically relating to the Company or any Subsidiary, or
(B) any of the foregoing resulting from the announcement or consummation of this Agreement or the Transactions.

         "NASDAQ" means the Nasdaq Stock Market, Inc.

         "Owned Intellectual Property" means Intellectual Property owned by the Company or any Subsidiary.

         "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

         "Software" means computer software, programs and databases in any form, including Internet web sites, web content and links, all versions, updates, corrections, enhancements, and modifications thereof, and all related documentation.

         "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

         "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any Competing Transaction on terms that the Board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), to be more favorable to the Company's stockholders than the Offer and Merger; provided that, for purposes of this definition, the percentage referred to in clauses (iii) and
(iv) of the definition of "Competing Transaction" shall be 50%.

         "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

         "Tax Return" means any return, report, schedule, declaration, estimate or election (including attachments to any of the foregoing) filed or required to be filed with any Governmental Authority or taxing authority with respect to Taxes.

(b) The following terms have the meaning set forth in the Sections set forth below:

         Defined Term                                    Location of Definition
         ------------                                    ----------------------
         Action....................................          ss. 4.09
         Agreement.................................            Preamble
         Blue Sky Laws.............................          ss. 4.05(b)
         Board.....................................            Recitals
         Certificate of Merger.....................          ss. 3.02
         Certificates..............................          ss. 3.09(b)
         Change in the Company Recommendation......          ss. 7.05(c)
         Code......................................          ss. 4.10(a)
         Company...................................            Preamble
         Company Preferred Stock...................          ss. 4.03(a)
         Company Stock Awards......................          ss. 4.03(a)
         Company Stock Option......................          ss. 3.07
         Company Stock Option Plans................          ss. 3.07
         Confidentiality Agreement.................          ss. 7.04(b)
         DGCL......................................            Recitals
         Disclosure Schedule.......................            Article IV
         Dissenting Shares.........................          ss. 3.08(a)
         Effective Time............................          ss. 3.02
         Environmental Permits.....................          ss. 4.16
         ERISA.....................................          ss. 4.10(a)
         Exchange Act..............................          ss. 2.01(a)
         Expenses..................................          ss. 9.03(b)
         Fairness Opinion..........................          ss. 2.02(a)
         FDA.......................................          ss. 4.24(d)
         Fee.......................................          ss. 9.03(a)
         Form 10-Q.................................          ss. 4.07(a)
         GAAP......................................          ss. 4.07(b)
         Governmental Authority....................          ss. 4.05(b)

         HIPAA.....................................          ss. 4.24(f)
         HSR Act...................................          ss. 4.05(b)
         Initial Expiration Date...................          ss. 2.01(a)
         IRS.......................................          ss. 4.10(a)
         Law.......................................          ss. 4.05(a)
         Lease Documents...........................          ss. 4.13(b)
         Liens.....................................          ss. 4.13(a)
         Material Contracts........................          ss. 4.18(a)
         Merger....................................            Recitals
         Merger Consideration......................          ss. 3.06(a)
         Minimum Condition.........................          ss. 2.01(a)
         Notice of Superior Proposal...............          ss. 7.05(c)
         Offer.....................................            Recitals
         Offer Documents...........................          ss. 2.01(b)
         Offer to Purchase.........................          ss. 2.01(b)
         Option Payment............................          ss. 3.07
         Parent....................................            Preamble
         Paying Agent..............................          ss. 3.09(a)
         Permits...................................          ss. 4.06(a)
         Permitted Liens...........................          ss. 4.13(a)
         Per Share Amount..........................            Recitals
         Plans.....................................          ss. 4.10(a)
         Proxy Statement...........................          ss. 4.12
         Purchaser.................................            Preamble
         Schedule 14D-9............................          ss. 2.02(b)
         Schedule TO...............................          ss. 2.01(b)
         SEC.......................................          ss. 2.01(a)
         SEC Reports...............................          ss. 4.07(a)
         Securities Act............................          ss. 4.07(a)
         Shares....................................            Recitals
         SSA.......................................          ss. 1.01(a)
         Stockholders' Meeting.....................          ss. 7.01(a)
         Subsidiary................................          ss. 4.01(a)
         Surviving Corporation.....................          ss. 3.03
         Transactions..............................          ss. 2.02(a)
         2003 Balance Sheet........................          ss. 4.07(c)

                                   ARTICLE II
                                    THE OFFER

         SECTION 2.01 The Offer. (a) Provided that none of the events set forth in Annex A hereto shall have occurred or be continuing, Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer as promptly as reasonably practicable after the date hereof, but in no event later than ten business days after the execution of this Agreement. The obligation of Purchaser to accept for payment Shares tendered pursuant to the Offer shall be subject to (i) the condition (the "Minimum Condition") that at least the number of Shares that shall, when added to the Shares already owned by Parent or Purchaser, constitute a majority of the then outstanding Shares on a Fully Diluted Basis shall have been validly tendered and not withdrawn prior to the expiration of the Offer and (ii) the satisfaction of each of the other conditions set forth in Annex A hereto. Purchaser expressly reserves the right to waive any such condition, to increase the price per Share payable in the Offer, and to make any other changes in the terms and conditions of the Offer; provided, however, that no change or waiver may be made (a) that decreases the price per Share, or changes the form of consideration, payable in the Offer, (b) that reduces the maximum number of Shares to be purchased in the Offer, (c) that imposes conditions to the Offer in addition to those set forth in Annex A hereto, (d) that changes or waives the Minimum Condition, (e) except as provided in the next sentence, that extends the Offer beyond the Initial Expiration Date (as defined herein), and (f) amends any term of the Offer in a manner adverse to the holders of the Shares. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the Offer beyond the scheduled expiration date, which initially shall be twenty business days following the commencement of the Offer (the "Initial Expiration Date"), if, at any scheduled expiration of the Offer, any of the conditions to Purchaser's obligation to accept for payment Shares as set forth on Annex A, shall not be satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation or interpretation of the Securities and Exchange Commission (the "SEC"), or the staff thereof, applicable to the Offer, (iii) extend the Offer for a period of up to ten business days beyond the scheduled expiration date if as of such date all of the conditions of the Offer are satisfied or have been waived but the aggregate number of Shares tendered and not withdrawn, together with Shares then owned by Parent and Purchaser, is not at least 90% of the then outstanding Shares or (iv) extend the Offer in accordance with Rule 14d-11 promulgated under the Exchange Act. Parent and Purchaser agree that if, at any scheduled expiration of the Offer, any of the conditions to Purchaser's obligation to accept for payment any of the Shares shall not be satisfied or waived, and such condition is of a nature that it could reasonably be expected to be satisfied within ninety days of the commencement of the Offer, Purchaser shall extend the Offer for the shortest time period that it believes is necessary to satisfy any such condition. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Purchaser shall pay for all Shares validly tendered and not withdrawn promptly following the acceptance of Shares for payment pursuant to the Offer. Notwithstanding the immediately preceding sentence and subject to the applicable rules of the SEC and the terms and conditions of the Offer, Purchaser expressly reserves the right to delay payment for Shares in order to comply in whole or in part with applicable Laws (as hereinafter defined). Any such delay shall be effected in compliance with Rule 14e-1(c) under the Exchange Act. If the payment equal to the Per Share Amount in cash is to be made to a person other than the person in whose name the surrendered certificate formerly evidencing Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Per Share Amount to a person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of Purchaser that such taxes either have been paid or are not applicable.

         (g) As promptly as reasonably practicable on the date of commencement of the Offer, Purchaser shall file with the SEC a Tender Offer Statement on

Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Each of Parent, Purchaser and the Company agrees to correct promptly any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC, and the other Offer Documents, as so corrected, to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

         SECTION 2.02 Company Action. (a) The Company hereby approves of and consents to the Offer and represents that the Board, at a meeting duly called and held on December 17, 2003, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger (collectively, the "Transactions"), are fair to, and in the best interests of, the holders of Shares, (ii) approved, adopted and declared advisable this Agreement and the Transactions (such approval and adoption having been made in accordance with the DGCL, including, without limitation, Section 203 thereof) and (iii) resolved to recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer, and adopt this Agreement. The Company further represents that Wells Fargo Securities, LLC has delivered to the Board an opinion, which will be confirmed promptly in writing, that, as of the date of this Agreement, the consideration to be received by the holders of Shares pursuant to each of the Offer and the Merger is fair to the holders of Shares from a financial point of view (the "Fairness Opinion"). Except as provided in Section 7.05(b), the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in this Section 2.02(a), and the Company shall not withdraw or modify such recommendation in any manner adverse to Purchaser or Parent. The Company has been advised by its directors and executive officers that they intend to tender all Shares beneficially owned by them to Purchaser pursuant to the Offer.

         (c) As promptly as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the Fairness Opinion and, except as provided in Section 7.05(b), the recommendation of the Board described in
Section 2.02(a), and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Exchange Act, and any other applicable federal securities laws. Each of the Company, Parent and Purchaser agrees to correct promptly any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

         (d) The Company shall promptly furnish Parent and Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall promptly furnish Parent and Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance in disseminating the Offer Documents to holders of Shares as Parent or Purchaser may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transactions, and, if this Agreement shall be terminated in accordance with
Section 9.01, shall deliver to the Company all copies of such information then in their possession.

                                   ARTICLE III
                                   THE MERGER

         SECTION 3.01 The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, Purchaser shall be merged with and into the Company.

         SECTION 3.02 Effective Time; Closing. As promptly as practicable after the conditions to the Merger set forth in Article VIII have been satisfied, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the "Effective Time"). Immediately prior to such filing of the Certificate of Merger, a closing shall be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII.

         SECTION 3.03 Effect of the Merger. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         SECTION 3.04 Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

         (b) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

         SECTION 3.05 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the individuals set forth in Annex B hereto shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         SECTION 3.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

         (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 3.06(b) and any Dissenting Shares (as hereinafter defined)) shall be canceled and shall be converted automatically into the right to receive an amount equal to the Per Share Amount (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in
               Section 3.10, of the certificate that formerly evidenced such Share;

         (b) Each Share held in the treasury of the Company and each Share owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

         (c) Each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         SECTION 3.07 Employee Stock Options. Effective as of the Effective Time, the Company shall take all necessary action to provide that each outstanding option to purchase shares of Company common stock granted under the Company's 1986 Stock Option Plan and 1986 Non-Statutory Stock Option Plan and the 1994 Stock Option Plan, each as amended through the date of this Agreement (the "Company Stock Option Plans"), and each outstanding option to purchase Shares that was not granted under a Company Stock Option Plan (each such option to purchase Shares, a "Company Stock Option") that is outstanding and unexercised, whether or not vested or exercisable, as of such date shall represent the right to receive the cash payment provided in this Section 3.07. Each holder of a Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time shall be entitled (subject to the provisions of this Section 3.07) to be paid by the Surviving Corporation, with respect to each share of Company common stock subject to the Company Stock Option, an amount in cash (subject to any applicable withholding taxes) equal to the excess, if any, of the Per Share Amount over the applicable per share exercise price of such Company Stock Option (the "Option Payment"). The Surviving Corporation shall make such Option Payment as promptly as practicable after the Effective Time. Any such payment shall be subject to all applicable federal, state and local tax withholding requirements. The Company shall take all necessary action to approve the disposition of the Company Stock Options in connection with the transactions contemplated by this Agreement to the extent necessary to exempt such dispositions and acquisitions under Rule 16b-3 of the Exchange Act. At the Effective Time, if necessary, Parent shall provide the Surviving Corporation with sufficient cash to make the payments required to holders of Company Stock Options under this Section 3.07.

         SECTION 3.08 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with
Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.10, of the certificate or certificates that formerly evidenced such Shares.

         (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

         SECTION 3.09 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for the holders of Shares to receive the funds to which holders of Shares shall become entitled pursuant to Section 3.06(a), and at or prior to the Effective Time, Parent shall deposit with the Paying Agent sufficient cash for this purpose. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation.

         (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to
Section 3.06(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If the payment equal to the Merger Consideration is to be made to a person other than the person in whose name the surrendered certificate formerly evidencing Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of Purchaser that such taxes either have been paid or are not applicable.

         (c) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

         (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent reasonably determines is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration such holder has a right to receive.

         (e) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

         SECTION 3.10 Withholding Rights. Each of Parent, Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement in respect of Shares such amount as it is required to deduct and withhold with respect to the making of such payment under the Code or any Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to Parent and Purchaser to enter into this Agreement, and except as disclosed in the disclosure schedule prepared by the Company and delivered by the Company to Parent and Purchaser prior to the execution and delivery of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to Parent and Purchaser that:

         SECTION 4.01 Organization and Qualification; Subsidiaries. (a) Each of the Company and each subsidiary of the Company (each a "Subsidiary") is a corporation duly organized, validly existing and in good standing, except as set forth in Section 4.01(a) of the Disclosure Schedule, under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of any of the Transactions and would not have a Material Adverse Effect. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not prevent or materially delay consummation of any of the Transactions and would not have a Material Adverse Effect.

         (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, and the names of the directors and officers of each Subsidiary, is set forth in Section 4.01(b) of the Disclosure Schedule. Except as disclosed in
Section 4.01(b) of the Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         SECTION 4.02 Certificate of Incorporation and By-laws. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such Certificates of Incorporation, By-laws or equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, By-laws or equivalent organizational documents.

         SECTION 4.03 Capitalization. (a) The authorized capital stock of the Company consists of 20,000,000 Shares and 1,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of the date of this Agreement, (i) 5,907,156 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no Shares are held in the treasury of the Company, (iii) no Shares are held by the Subsidiaries, and (iv) 1,444,912 Shares are reserved for future issuance pursuant to outstanding

Company Stock Options and other purchase rights (the "Company Stock Awards"). As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. Except as set forth in this Section 4.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. Section 4.03 of the Disclosure Schedule sets forth the following information with respect to each Company Stock Award outstanding on the date of this Agreement: (i) the name and address of the Company Stock Award recipient;
(ii) the particular plan pursuant to which such Company Stock Award was granted;
(iii) the number of shares of Company common stock subject to such Company Stock Award; (iv) the exercise or purchase price of such Company Stock Award; (v) the date on which such Company Stock Award was granted; (vi) the applicable vesting schedule; (vi) the date on which such Company Stock Award expires; and (vii) whether the exercisability of or right to repurchase of such Company Stock Award will be accelerated in any way by the transactions contemplated by this Agreement. The Company has made available to Parent accurate and complete copies of all Company Stock Option Plans pursuant to which the Company has granted the Company Stock Awards that are currently outstanding and the form of all stock award agreements evidencing such Company Stock Awards. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Except as set forth in Section 4.03(a) of the Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Offer or the Merger. All outstanding shares of Company common stock, all outstanding Company Stock Options and all outstanding shares of capital stock of each Subsidiary have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws and (ii) all requirements set forth in applicable contracts.

         (b) Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

         SECTION 4.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the then-outstanding Shares, if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board has unanimously approved this Agreement and the Transactions and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203(a) of the DGCL shall not apply to the Merger. To the knowledge of the Company, no other state takeover statute is applicable to any of the Transactions.

         SECTION 4.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, and the consummation of the Transactions by the Company will not, (i) conflict with or violate the Certificate of Incorporation, By-laws or any resolution, currently in effect, adopted by the Board or the stockholders of the Company or any equivalent organizational documents of the Company or any Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 4.05(b) have been obtained and that all filings and other actions described in Section 4.05(b) have been made or taken, conflict with or violate any United States or non-United States national, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected , except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of any of the Transactions and would not have a Material Adverse Effect.

         (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States or non-United States national, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except for (i) applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, (ii) the pre-merger notification requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing and recordation of appropriate merger documents and as required by the DGCL, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of any of the Transactions and would not have a Material Adverse Effect.

         SECTION 4.06 Permits; Compliance. (a) Except as set forth in Section
4.13 (Real Property), Section 4.14 (Intellectual Property) and Section 4.16 (Environmental Matters), Section 4.06 of the Disclosure Schedule contains a complete and accurate list of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Permits"). Each of the Company and the Subsidiaries is in possession of all Permits. No suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary is, in any material respect, in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, including, without limitation, with respect to design, labeling, testing and inspection of the Company's or any Subsidiaries' products, and any Law of the United States Food and Drug Administration, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound.

         (b) Except as set forth in Section 4.06 of the Disclosure Schedule and except for matters which would not have a Material Adverse Effect, (i) the Company has not received, at any time since January 1, 1999, any formal notice or other formal communication from any Governmental Authority or any other person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Permit, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Permit, and (ii) all applications required to have been filed for the renewal of any Permit have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to any such Permit have been duly made on a timely basis with the appropriate Governmental Authority.

         SECTION 4.07 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2000, including (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 2000, 2001 and 2002, respectively (ii) its Quarterly Reports on Form 10-Q for the period ended September 30, 2003 (the "Form 10-Q"),
(iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 2000 and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since December 31, 2002 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above, as amended, where applicable, being, collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal and recurring year-end adjustments, the effect of which are not, individually or in the aggregate, material).

         (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at June 30, 2003, including the notes thereto (the "2003 Balance Sheet"), neither the Company nor any Subsidiary has any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since June 30, 2003, and liabilities and obligations reflected on the Company's balance sheet included in the Form 10-Q.

         (d) The Company has heretofore made available to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

         (e) To the knowledge of the Company, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since June 30, 2003.

         (f) The Company has timely filed and made available to Parent all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's SEC filings and other public disclosure documents.
Section 4.07(f) of the Disclosure Schedule lists, and the Company has made available to Parent, complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As used in this Section 4.07, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

         (g) The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Section 4.07(g) of the Disclosure Schedule lists, and the Company has made available to Parent complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

         (h) Since December 31, 2000, neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, auditor or accountant of the Company or any Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company. Since December 31, 2000, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Board or any committee thereof.

         (i) All accounts receivable of the Company and its Subsidiaries reflected on the 2003 Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and GAAP applied on a consistent basis and, except to the extent the subject of a reserve made in accordance with GAAP, are not subject to valid defenses, setoffs or counterclaims. The Company's reserve for contractual allowances and doubtful accounts has been calculated in accordance with GAAP in a manner consistent with past practices. Since the date of the 2003 Balance Sheet, neither the Company nor any of its Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company or any of its Subsidiaries sell goods, fill orders or record sales.

         (j) All accounts payable of the Company and its Subsidiaries reflected on the 2003 Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the date of the 2003 Balance Sheet, the Company and its Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

         SECTION 4.08 Absence of Certain Changes or Events. Since June 30, 2003, except as set forth in Section 4.08 of the Disclosure Schedule, or as expressly contemplated by this Agreement, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (b) there has not been any Material Adverse Effect, and (c) none of the Company or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01.

         SECTION 4.09 Absence of Litigation. Except as set forth in Section 4.09 of the Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority that
(a) has had or would have a Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of any Transaction. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would prevent or materially delay consummation of any of the Transactions or would have a Material Adverse Effect.

         SECTION 4.10 Employee Benefit Plans. (a) Section 4.10(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of, or any current or former consultant to, the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts (including loan agreements), arrangements or understandings between the Company or any Subsidiary and any employee of the Company or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Subsidiary (collectively, the "Plans"). Each Plan is in writing and the Company has furnished to Parent a true and complete copy of each Plan and has delivered to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement,
(ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Except as described in Section 4.10(b) of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary except as may be required by Law. None of the Plans provides for the lending of money to any director or officer of the Company or any Subsidiary or otherwise violates, or could reasonably be expected to violate, Section 402 of the Sarbanes-Oxley Act of 2002. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

         (c) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in material default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such Action.

         (d) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

         (e) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. None of the Plans is subject to Title IV of ERISA and neither the Company nor any Subsidiary has incurred, or could reasonably be expected to incur, any liability under, arising out of or by operation of Title IV of ERISA.

         (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates or have been accrued on the Company's financial statements. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could give rise to any such challenge or disallowance.

         (g) The directors, officers, management employees, and technical and professional employees of the Company and the Subsidiaries set forth in Section 4.10(g) of the Disclosure Schedule are under written obligation to the Company and the Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and the Subsidiaries all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

         (h) Except as set forth in Section 4.10(h) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director (except as required under Code Section 411(d)(3)), or (iii) fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

         SECTION 4.11 Labor and Employment Matters. (a) Except as set forth in
Section 4.11(a) of the Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees and (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees.

         (b) The Company and the Subsidiaries are in compliance in all material respects with all applicable laws relating to the employment of labor, including those related to wages, hours, immigration and naturalization, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Company and the Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company. There is no charge of discrimination in employment or employment practices with respect to the Company, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed, employs or has been alleged to employ any person.

         SECTION 4.12 Offer Documents; Schedule 14D-9; Proxy Statement. Neither the Schedule 14D-9 nor any information supplied by the Company for inclusion in the Offer Documents shall, at the times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event the Stockholders' Meeting is held, neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as defined in Section 7.01), nor the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, and at the time of the Stockholders' Meeting contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent, Purchaser or any of Parent's or Purchaser's representatives expressly for inclusion in the foregoing documents. The Schedule 14D-9 and the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 4.13 Real Property; Title to Assets. (a) Section 4.13(a) of the Disclosure Schedule lists each parcel of real property currently owned, or owned in the time period between December 31, 1998 and the date hereof, by the Company or any Subsidiary. Each parcel of real property owned by the Company or any Subsidiary (i) is owned free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than (A) Liens for current Taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, and (D) all matters of record, Liens and other imperfections of title and encumbrances that, would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

         (b) Section 4.13(b) of the Disclosure Schedule lists each parcel of real property currently leased or subleased by the Company or any Subsidiary, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the "Lease Documents"). True, correct and complete copies of all Lease Documents have been delivered to Parent. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Subsidiary or, to the knowledge of the Company, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

         (c) There are no contractual or, to the knowledge of the Company, legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any Subsidiary for the purposes for which it is currently being used. To the knowledge of the Company, there are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Subsidiary.

         (d) Each of the Company and the Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for such imperfections of title, if any, that do not materially interfere with the present value of the subject property.

         SECTION 4.14 Intellectual Property. (a) Section 4.14(a) of the Disclosure Schedule sets forth a true and complete list of (i) all patents and patent applications, trademark and copyright registrations and applications, common law trademarks, and domain names and URLs included in the Owned Intellectual Property, (ii) all Licenses (other than licenses of commercially available off-the-shelf Software licensed pursuant to shrink-wrap or click-wrap licenses), and (iii) Company IT Systems and other Owned Intellectual Property that are material to the business of the Company or any Subsidiary.

         (b) The conduct of the business of the Company and the Subsidiaries as currently conducted and as currently contemplated to be conducted, the use of the Owned Intellectual Property, Licensed Intellectual Property and Company IT Systems in connection therewith and the transmission, use, linking and other practices of the Company and the Subsidiaries related to their web sites, the content thereof and the advertisements contained therein, do not conflict with, infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any third party (the foregoing being true to the knowledge of the Company with respect to any third party patent rights), and no Actions are pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary alleging any of the foregoing. To the knowledge of the Company, no person is engaging in any activity that infringes upon, misappropriates or otherwise violates the Owned Intellectual Property or Licensed Intellectual Property.

         (c) The Company or a Subsidiary is the exclusive owner of the entire and unencumbered right, title and interest in and to the Owned Intellectual Property. The Company and the Subsidiaries have the right to use the Owned Intellectual Property and Licensed Intellectual Property, and access and use the Company IT Systems, in the continued operation of their respective businesses as presently conducted or as currently contemplated to be conducted.

         (d) No Owned Intellectual Property or, to the knowledge of the Company, any Licensed Intellectual Property (other than commercially available off-the-shelf Software licensed pursuant to shrink-wrap or click-wrap licenses), is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property. The Owned Intellectual Property and, to the knowledge of the Company, the Licensed Intellectual Property (other than commercially available off-the-shelf Software licensed pursuant to shrink-wrap or click-wrap licenses), are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or part.

         (e) The Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property used in the operation of the business of the Company and the Subsidiaries, and there are no other items of Intellectual Property that are material to the operation of the business of the Company or any Subsidiary. The Company IT Systems include all of the IT Systems used in the operation of the business of the Company and the Subsidiaries, and there are no other IT Systems that are material to the operation of the business of the Company or any Subsidiary.

         (f) To the knowledge of the Company, (i) each License is valid and enforceable, is binding on all parties thereto, and is in full force and effect;
(ii) no party to any License is in material breach thereof or default thereunder; and (iii) neither the execution of this Agreement nor the consummation of any Transaction shall (x) adversely affect any of the rights of the Company or any Subsidiary with respect to the Owned Intellectual Property or Licensed Intellectual Property, or (y) impair or interrupt the Company's or any Subsidiary's access and use of, or their right to access and use, the Company IT Systems or, to the extent applicable, their customers' access and use of, or their right to access and use, the Company IT Systems.

         (g) The Company and the Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the business of the Company or any Subsidiary. To the knowledge of the Company, (i) there has been no misappropriation by any person of any material trade secrets or other material confidential Intellectual Property used in connection with the business of the Company or any Subsidiary; (ii) no employee, former employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Company or any Subsidiary; and (iii) no employee, former employee, independent contractor or agent of the Company or any Subsidiary is in default or material breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

         (h) To the knowledge of the Company, the Company IT Systems are free of all viruses, worms, trojan horses and other known contaminants, and do not contain any material errors or problems, that would (i) disrupt the ordinary operation of such IT Systems in the conduct of the business of the Company or any Subsidiary as presently conducted or as currently contemplated to be conducted, or (ii) have an adverse impact on the operation of other Software or operating systems. The Company IT Systems do not incorporate any GNU or "open" source code or object code under which the Company IT Systems are subject to the GNU general public license, GNU lesser general public license and other "copyleft" license. The Company and the Subsidiaries have taken all commercially reasonable steps to secure the Company IT Systems from unauthorized access or use by any person, and to enable the continued and uninterrupted operation of the Company IT Systems subject to down-time associated with planned maintenance and upgrading of the Company IT Systems. The access and use of the Company IT Systems by the Company, the Subsidiaries and any customer thereof (to the extent applicable) in connection with the operation of the business of the Company and the Subsidiaries as currently conducted and as currently contemplated to be conducted do not violate any applicable Laws in any material respect.

         SECTION 4.15 Taxes. Except as specifically disclosed in Section 4.15 of the Disclosure Schedule:

         (a) The Company and its Subsidiaries have filed all Tax Returns required to be filed by them and have paid and discharged all Taxes required to be paid or discharged, other than such payments as are being contested in good faith by appropriate proceedings. All such Tax Returns are true, accurate and complete. Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any of its Subsidiaries any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes reflected in the financial statements in the Company SEC Reports are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon) in accordance with GAAP. There are no Tax liens upon any property or assets of the Company or its Subsidiaries except liens for current Taxes not yet due.

         (b) Neither the Company nor any of its Subsidiaries (i) has liability for the Taxes of any other person (other than the Company and its Subsidiaries) by reason of having joined in the filing of a consolidated, combined or unitary Tax Return, by contract, by transferee liability or otherwise, (ii) has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or a Subsidiary (and the IRS has not initiated or proposed any such adjustment or change in accounting method), (iii) has entered into a transaction being reported as an installment sale under Section 453 of the Code, (iv) has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years, (v) has received a notice from a taxing authority for a jurisdiction in which a Tax Return has not been filed asserting that the filing of such a Tax Return may be required and (vi) has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

         (c) The Company is not, and has not been at any time during the past five years, a United States real property holding corporation within the meaning of Section 897 of the Code.

         SECTION 4.16 Environmental Matters. Except as described in Section 4.16 of the Disclosure Schedule or as would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions and would not, individually or in the aggregate, have a Material Adverse Effect, (a) none of the Company nor any of the Subsidiaries has violated or is in violation of, or has liability under, any Environmental Law; (b) none of the properties (including associated soils and surface and ground waters and building materials) currently or formerly owned, leased, used, occupied or operated by the Company or any Subsidiary are contaminated with any Hazardous Substance; (c) none of the Company or any of the Subsidiaries is actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (d) none of the Company or any of the Subsidiaries is actually, potentially or allegedly liable under any Environmental Law, or under any contract that allocates or assigns liability or responsibility with respect to Environmental Laws or Hazardous Substances (including with respect to pending or threatened liens or claims for damages, penalties, fines or contribution) and none of the Company or any of the Subsidiaries has received any notice of such liability;
(e) each of the Company and each Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits");
(f) each of the Company and each Subsidiary has always been and is in compliance with its Environmental Permits; and (g) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law or Environmental Permit, including, without limitation, the Connecticut Transfer Act or the New Jersey Industrial Site Recovery Act.

         SECTION 4.17 No Rights Agreement. The Company has not adopted any stockholders' rights plan or comparable arrangement.

         SECTION 4.18 Material Contracts. (a) Subsections (i) through (xviii) of
Section 4.18(a) of the Disclosure Schedule lists the following types of contracts and agreements to which the Company or any Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 4.18(a) of the Disclosure Schedule being the "Material Contracts"):

         (i) each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

         (ii) each contract and agreement, whether or not made in the ordinary course of business (other than purchase orders made or accepted in the ordinary course of business), that contemplates an exchange of consideration with a value of more than $50,000, in the aggregate, over the term of such contract or agreement;

         (iii) each purchase order made or accepted in the ordinary course of business that contemplates an exchange of consideration with a value of more than $50,000;

         (iv) all contracts and agreements evidencing indebtedness for borrowed money;

         (v) all joint venture, partnership, strategic alliance and business acquisition or divestiture agreements (and all letters of intent and term sheets relating to any such pending transactions);

         (vi) all agreements relating to issuances of securities of the Company or any Subsidiary (and all letters of intent and term sheets relating to any such pending transactions) other than those evidencing a Company Stock Option;

         (vii) all agreements between the Company, any Subsidiary or any affiliate of the Company or any Subsidiary, on the one hand, and the Company, any Subsidiary or any affiliate of the Company or any Subsidiary, on the other hand;

         (viii) all exclusive distribution contracts to which the Company or any Subsidiary is a party;

         (ix) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Subsidiary is a party and any other contract that compensates any person based on any sales by the Company or a Subsidiary;

         (x) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary or income or revenues related to any product of the Company or any Subsidiary to which the Company or any Subsidiary is a party;

         (xi) all contracts and agreements with any Governmental Authority to which the Company or any Subsidiary is a party;

         (xii) all Licenses (other than licenses of commercially available off-the-shelf Software licensed pursuant to a shrink-wrap or click-wrap license that is not material to the business of the Company or any Subsidiary);

         (xiii) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

         (xiv) all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Subsidiary that relates to the Company, any Subsidiary or their respective businesses;

         (xv) all agreements related to professional services rendered to the Company or any Subsidiary in connection with the Offer, the Merger and this Agreement;

         (xvi) each warranty, guaranty or other similar undertaking with respect to any contractual performance extended by the Company or any Subsidiary;

         (xvii) all contracts containing a provision of the type commonly referred to as a "most favored nation" provision; and

         (xviii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company, any Subsidiary and the Subsidiaries, taken as a whole, or the conduct of their respective businesses, or the absence of which would have a Material Adverse Effect.

         (b) (i) Each Material Contract is a legal, valid and binding agreement;
(ii) none of the Company or any Subsidiary has received any claim of material default under or cancellation of any Material Contract and none of the Company or any Subsidiary is, in any material respect, in breach or violation of, or default under, any Material Contract; (iii) to the knowledge of the Company, no other party is, in any material respect, in breach or violation of, or default under, any Material Contract; and (iv) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a material default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of the Company or any Subsidiary under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

         SECTION 4.19 Customers and Suppliers. Section 4.19 of the Disclosure Schedule sets forth a true and complete list of the Company's top ten customers (based on the revenue from such customer during the 12-month period beginning on September 30, 2002 and ending on September 30, 2003). As of the date of this Agreement, none of the Company's customers listed in Section 4.19 of the Disclosure Schedule and no material supplier of the Company and its Subsidiaries, (i) has cancelled or otherwise terminated any contract with the Company or any Subsidiary prior to the expiration of the contract term, or (ii) to the knowledge of the Company, has threatened, or indicated its intention, to cancel or otherwise terminate its relationship with the Company or its Subsidiaries or to reduce substantially its purchase from or sale to the Company or any Subsidiary of any products, equipment, goods or services.

         SECTION 4.20 Inventory. All inventory of the Company and any Subsidiary, including consigned inventory, whether or not reflected in the 2003 Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business and is sufficient for the operation of the business of the Company and each Subsidiary in the ordinary course and consistent with past practice, except for obsolete items and items of below-standard quality, which have been written off or written down to net realizable value on the 2003 Balance Sheet or on the accounting records of the Company as of the Effective Time, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company and each Subsidiary. Schedule 4.20 sets forth the location of all items of the Company's and each Subsidiary's inventory, including consigned inventory, as of June 30, 2003 and the Company's procedures for tracking and controlling consigned inventory, and such procedures are adequate for such purposes and have been followed by the Company and each Subsidiary consistent with past practice.

         SECTION 4.21 Company Products and Services. (a) Each product manufactured, sold, leased or delivered by the Company or any Subsidiary has been in conformity in all material respects with all applicable contractual commitments, any applicable Law and all express and implied warranties, and neither the Company nor any Subsidiary has any material liabilities or obligations for replacement or repair thereof or other damages in connection therewith. Neither the Company nor any Subsidiary has been required to file any notice or other report with, or provide information to, any product safety agency, commission, board or other Governmental Authority concerning actual or potential hazards with respect to any product manufactured by the Company or any Subsidiary other than routine filings required of all manufacturers similarly situated. Except as set forth in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any Subsidiary has any material liabilities or obligations arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company or any Subsidiary.

         (b) Since January 1, 2002 there have been no (i) recalls related to any product manufactured sold, leased or delivered by the Company or any Subsidiary, or (ii) withdrawals of any product manufactured sold, leased or delivered by the Company or any Subsidiary due to quality or safety issues.

         SECTION 4.22 Insurance. The Company and the Subsidiaries maintain insurance policies, the types and amounts of coverage of which are usual and customary in the context of the businesses and operations of the Company and the Subsidiaries.

         SECTION 4.23 Certain Business Practices. None of the Company, any Subsidiary or, to the knowledge of the Company, any directors or officers, agents or employees of the Company or any Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

         SECTION 4.24 Government Regulation. (a) None of the Company, its Subsidiaries, or any of their managers or employees (as defined in 42 C.F.R.
Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) has been, or is being investigated with respect to, any activity that materially contravenes or could contravene, or constitutes or could constitute, a material violation of any Healthcare Law.

         (b) None of the Company, any of its Subsidiaries or their managers or employees has engaged in any activity that contravenes or constitutes a violation of any Healthcare Law during their employment or association with the Company or its Subsidiaries.

         (c) Neither the Company nor its Subsidiaries has: (i) had a material civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; or (ii) been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3), or any regulations promulgated thereunder: (A) criminal offenses relating to the delivery of an item or service under any state or federal healthcare program;
(B) criminal offenses under federal or state law for misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency; or (C) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in this clause.

         (d) Since January 1, 2002, neither the Company nor any of its Subsidiaries have received or been subject to: (i) any United States Food and Drug Administration ("FDA") Form 483's relating to any product manufactured, sold, leased or delivered by the Company or any Subsidiary; (ii) any FDA Notices of Adverse Findings relating to any product manufactured, sold, leased or delivered by the Company or any Subsidiary; or (iii) any warning letters or other written correspondence from the FDA or any other Governmental Authority concerning any product manufactured, sold, leased or delivered by the Company or any Subsidiary in which the FDA or such other Governmental Authority asserted that the operations of the Company or any Subsidiary were not in compliance with applicable Law, regulations, rules or guidelines with respect to any product manufactured, sold, leased or delivered by the Company or any Subsidiary.

         SECTION 4.25 Brokers. No broker, finder or investment banker (other than Wells Fargo Securities, LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Wells Fargo Securities, LLC pursuant to which such firm would be entitled to any payment relating to the Transactions.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         As an inducement to the Company to enter into this Agreement, Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

         SECTION 5.01 Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions.

         SECTION 5.02 Authority Relative to This Agreement . Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

         SECTION 5.03 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, and the consummation of the Transactions by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of either Parent or Purchaser, (ii) assuming that all consents, approvals and other authorizations described in Section 5.03(b) have been obtained and that all filings and other actions described in Section 5.03(b) have been made or taken, conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions.

         (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, (ii) the pre-merger notification requirements of the HSR Act, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of any of the Transactions.

         SECTION 5.04 Financing. Parent has, or has binding commitments from reputable financial institutions to enable it to borrow, sufficient funds to permit Purchaser to consummate all the Transactions, including, without limitation, acquiring all the outstanding Shares in the Offer and the Merger.

         SECTION 5.05 Offer Documents; Proxy Statement. The Offer Documents shall not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied in writing by Parent or Purchaser expressly for inclusion in the Schedule 14D-9 shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event a Stockholders' Meeting is held, the information supplied by Parent for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied in writing by the Company or any of its representatives expressly for inclusion in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 5.06 Absence of Litigation. There is no Action pending or, to the knowledge of Parent or Purchaser, threatened against Parent or Purchaser, or any property or asset of Parent or Purchaser, before any Governmental Authority that seeks to materially delay or prevent the consummation of any Transaction. Neither Parent nor Purchaser nor any property or asset of Parent or Purchaser is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would prevent or materially delay consummation of any of the Transactions.

         SECTION 5.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser, other than any broker, finder or investment banker the fees of which will be payable solely by Parent or Purchaser.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 6.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as expressly contemplated by this Agreement and
Section 6.01 of the Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its Certificate of Incorporation or By-laws;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of a maximum of 1,448,662 Shares issuable pursuant to employee stock options outstanding on the date hereof) or (ii) any assets of the Company or any Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned Subsidiary to the Company or any other Subsidiary;

                  (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any amount of assets other than the acquisition of supplies or inventory in the ordinary course of business and consistent with past practice; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in each case in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (iv) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $75,000 for the Company and the Subsidiaries taken as a whole; or
         (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.01(e);

                  (f) hire additional employees or increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries, wages, bonuses, incentives or benefits of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Subsidiary, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

                  (h) make, revoke or change any Tax election or method of Tax accounting or settle or compromise any material Tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 2003 Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (j) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of any material rights of the Company or any Subsidiary thereunder, other than in the ordinary course of business and consistent with past practice;

                  (k) commence or settle any Action;

                  (l) engage in any new line of business or abandon any existing line of business;

                  (m) (i) permit any Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in any Owned Intellectual Property, Licensed Intellectual Property, License or Company IT Systems, (ii) sell, assign, or grant any security interest in or to any Owned Intellectual Property, Licensed Intellectual Property, License or Company IT Systems, (iii) grant to any third party any license with respect to any Owned Intellectual Property, Licensed Intellectual Property or Company IT Systems, (iv) develop, create or invent any Intellectual Property jointly with any third party (other than such joint development, creation or invention with a third party that is in progress prior to the date of this Agreement), (v) disclose, or allow to be disclosed, any confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof, or (vi) execute or enter into any License or any other agreement relating to Intellectual Property or IT Systems;

                  (n) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

                  (o) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

         SECTION 7.01 Stockholders' Meeting. (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Board as then constituted, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the Transactions (the "Stockholders' Meeting") and (ii) (A) include in the Proxy Statement, and not subsequently withdraw or modify in any manner adverse to Purchaser or Parent, the unanimous recommendation of the Board that the stockholders of the Company adopt this Agreement and (B) use its reasonable best efforts to obtain such adoption. At the Stockholders' Meeting, Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the adoption of this Agreement.

         (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the then outstanding Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 253 of the DGCL, as promptly as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

         SECTION 7.02 Proxy Statement. If approval of the Company's stockholders is required by applicable law to consummate the Merger, promptly following consummation of the Offer, the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Each of the Company, Parent and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

         SECTION 7.03 Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board as shall give Purchaser representation on the Board equal to the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser following such purchase bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all actions necessary to cause Purchaser's designees to be elected or appointed as directors of the Company, including increasing the size of the Board or securing the resignations of incumbent directors, or both. At such times, the Company shall use its best efforts to cause persons designated by Purchaser to constitute the same percentage as persons designated by Purchaser shall constitute of the Board of (i) each committee of the Board, (ii) each board of directors of each Subsidiary, and
(iii) each committee of each such board, in each case only to the extent permitted by applicable law. Notwithstanding the foregoing, until the Effective Time, the Company shall use its reasonable best efforts to ensure that at least three members of the Board and each committee of the Board and such boards and committees of the Subsidiaries, as of the date hereof, who are not employees of the Company shall remain members of the Board and of such boards and committees and (y) such number of members of the Board shall be independent as required by the relevant rules of NASDAQ.

         (b) The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to fulfill its obligations under this Section 7.03, and shall include in the
Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Parent or Purchaser shall supply to the Company, and be solely responsible for, any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

         (c) Following the election of designees of Purchaser pursuant to this
Section 7.03, prior to the Effective Time, any amendment of this Agreement or the Certificate of Incorporation or By-laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser, or waiver of any of the Company's rights hereunder, or any other consent or action of the Company with respect to this Agreement shall require the concurrence of a majority of the directors of the Company then in office who neither were designated by Purchaser nor are employees of the Company or any Subsidiary.

         SECTION 7.04 Access to Information; Confidentiality. (a) From the date hereof until the Effective Time, the Company shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries to, afford the officers, employees, agents and financing sources of Parent and Purchaser access on a reasonable basis at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary and shall furnish Parent and Purchaser and the financing sources of Parent or Purchaser with such financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

         (b) All information obtained by Parent or Purchaser pursuant to this
Section 7.04 shall be kept confidential in accordance with the letter agreement, dated November 21, 2003 (the "Confidentiality Agreement"), between Parent and the Company.

         (c) No investigation pursuant to this Section 7.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto or any condition to the Offer.

         (d) Notwithstanding anything in this agreement to the contrary, each party (and its representatives, agents and employees) may consult any tax advisor regarding the U.S. federal tax treatment and U.S. federal tax structure of the transactions contemplated hereby and may disclose to any person, without limitation of any kind, the U.S. federal tax treatment and U.S. federal tax structure of the transactions contemplated hereby and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.

         SECTION 7.05 No Solicitation of Transactions. (a) The Company agrees that neither it nor any Subsidiary nor any of the directors, officers or employees of it or any Subsidiary will, and that it will cause its and its Subsidiaries' agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any Subsidiary) not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries, to take any such action. The Company shall notify Parent as promptly as practicable (and in any event within one day after the Company attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments). The Company shall, and shall direct or cause its and its Subsidiaries' directors, officers, employees, representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may have been conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party; provided that the Company may waive the confidentiality provisions of any such agreement to the extent such a waiver is in the ordinary course of its business consistent with past practice.

         (b) Notwithstanding anything to the contrary in this Section 7.05, the Board may furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction, and the Board has (i) determined, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), that such proposal or offer constitutes a Superior Proposal, (ii) determined, in its good faith judgment after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that, in light of such Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person at least two business days prior to taking any such action, and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement).

         (c) Except as set forth in this Section 7.05(c), neither the Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Board or any such committee of this Agreement, the Offer, the Merger or any other Transaction (a "Change in the Company Recommendation") or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Board determines, in its good faith judgment prior to the time of acceptance for payment of Shares pursuant to the Offer and after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that it is required to make a Change in the Company Recommendation to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, the Board may make a Change in the Company Recommendation, but only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Board intends to effect a Change in the Company Recommendation and the manner in which it intends (or may intend) to do so, (ii) if Parent does not, within three business days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal and (iii) to terminate this Agreement in accordance with Section 9.01(d)(ii).

         SECTION 7.06 Directors' and Officers' Indemnification and Insurance.
(a) The Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law. Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, the current and former officers, directors, employees and agents of the Company or any of its Subsidiaries in their capacities as such in accordance with the Certificate of Incorporation and By-laws, or other charter documents, of the Company and its Subsidiaries and any agreements or plans maintained by the Company and its Subsidiaries, to the fullest extent permitted by the terms thereof against all losses, expenses, claims, damages and liabilities arising out of actions or omissions occurring on or prior to the Effective Time.

         (b) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for six years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company covering each person covered thereby immediately prior to the consummation of the Offer (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.06(b) more than an amount per year equal to 175% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be $90,000 in the aggregate), and if the Surviving Corporation is unable to obtain the full amount of insurance that is required by this paragraph, it shall obtain as much comparable insurance for such covered persons as possible for an annual premium equal to such maximum amount.

         (c) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.06.

         SECTION 7.07 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which reasonably could be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (b) any failure of the Company, Parent or Purchaser, as the case may be, to comply in all material respects with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder and (c) any other material development relating to the business, prospects, financial condition or results of operations of the Company and the Subsidiaries; provided, however, that the delivery of any notice pursuant to this Section 7.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 7.08 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make its respective initial filing under the HSR Act with respect to the Transactions within five business days of the date of this Agreement, and thereafter make any other required submissions promptly, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offer and the Merger; provided that neither Purchaser nor Parent will be required by this Section 7.08 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires the divestiture of any assets of any of Purchaser, Parent, the Company or any of their respective subsidiaries or (B) limits Parent's freedom of action with respect to, or its ability to retain, the Company and the Subsidiaries or any portion thereof or any of Parent's or its affiliates' other assets or businesses. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

         (b) Each of the parties hereto agrees to cooperate and use its reasonable best efforts to vigorously contest and resist any Action, including administrative or judicial Action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Transactions, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

         SECTION 7.09 Subsequent Financial Statements. The Company shall, if practicable, consult with Parent prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any report or document with the SEC after the date of this Agreement, it being understood that Parent shall have no liability by reason of such consultation.

         SECTION 7.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or the rules or regulations of any United States or non-United States securities exchange. The parties have agreed upon the form of a joint press release announcing the Offer and the execution of this Agreement.

         SECTION 7.11 Tax Certificate. The Company shall provide the Parent and Purchaser, on or not more than thirty days prior to the Effective Time, a certificate (in a form reasonably satisfactory to Parent and Purchaser) meeting the requirements of Treasury regulation sections 1.897-2(h) and 1.1445.5(b)(4)(iii).

         SECTION 7.12 Confidentiality Agreement. The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of each Transaction. Upon the acceptance for payment of Shares pursuant to the Offer, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

         SECTION 7.13 Employee Benefit Matters. If, after the Effective Time, Parent elects to maintain in effect all or any part of the Company's existing employee benefit plans, the employees shall continue to participate in such surviving plans or plan, as applicable. Parent shall also have the ability, in its discretion, to cancel any existing employee benefit plan or plans and to enroll those persons who were employees of Company or its subsidiaries immediately prior to the Effective Time and who remain employees of the Surviving Corporation or its subsidiaries or become employees of Parent following the Effective Time in Parent's employee benefit plans for which such employees are eligible and, to the extent relevant for the application of any such plan, shall recognize the prior service with the Company of each of such employees. Notwithstanding anything in this Section 7.13 to the contrary, this section shall not operate to (a) duplicate any benefit provided to any employee,
(b) require Parent to continue to maintain any employee benefit plan in effect following the Effective Time or (c) be construed to mean the employment of any such employees is not terminable by Parent at will at any time, with or without cause, for any reason or no reason.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

         SECTION 8.01 Conditions to the Merger. The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

         (a) Stockholder Approval. If and to the extent required by the DGCL and the Certificate of Incorporation of the Company, this Agreement shall have been adopted by the affirmative vote of the stockholders of the Company;

         (b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

         (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; and

         (d) Offer. Purchaser or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company:

         (a) By mutual written consent of each of Parent, Purchaser and the Company duly authorized by the Boards of Directors of Parent, Purchaser and the Company; or

         (b) By either Parent, Purchaser or the Company if (i) the Effective Time shall not have occurred on or before June 30, 2004; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Offer or the Merger illegal or otherwise preventing or prohibiting consummation of the Offer or the Merger; or

         (c) By Parent if (i) due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto, Purchaser shall have (A) failed to commence the Offer within thirty days following the date of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to accept Shares for payment pursuant to the Offer within ninety days following the commencement of the Offer, unless such action or inaction under
               (A), (B) or (C) shall have been caused by or resulted from the failure of Parent or Purchaser to perform, in any material respect, any of their material covenants or agreements contained in this Agreement, or the material breach by Parent or Purchaser of any of their material representations or warranties contained in this Agreement or (ii) prior to the purchase of Shares pursuant to the Offer, the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser or Parent its approval or recommendation of this Agreement, the Offer, the Merger or any other Transaction, or shall have recommended or approved any Competing Transaction, or shall have resolved to do any of the foregoing; or

         (d) By the Company, upon approval of the Board, if (i) Purchaser shall have (A) failed to commence the Offer within thirty days following the date of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to accept Shares for payment pursuant to the Offer within ninety days following the commencement of the Offer, unless such action or inaction under (A), (B) or (C) shall have been caused by or resulted from the failure of the Company to perform, in any material respect, any of its material covenants or agreements contained in this Agreement or the material breach by the Company of any of its material representations or warranties contained in this Agreement or (ii) prior to the purchase of Shares pursuant to the Offer, the Board determines, in its good faith judgment after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that it is required to do so to comply with its fiduciary obligations to the Company and its stockholders under applicable Law in order to enter into a definitive agreement with respect to a Superior Proposal, upon three business days' prior written notice to Parent, setting forth in reasonable detail the identity of the person making, and the final terms and conditions of, the Superior Proposal and after duly considering any proposals that may be made by Parent during such three business day period (which three business day period shall be coincident with the three business day period provided for in Section 7.05(c)(ii)); provided, however, that any termination of this -------- ------- Agreement pursuant to this Section 9.01(d)(ii) shall not be effective until the Company has made full payment of all amounts provided under Section 9.03.

         SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except
(a) as set forth in Section 9.03 and (b) nothing herein shall relieve any party from liability for any wilful breach hereof prior to the date of such termination; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

         SECTION 9.03 Fees. (a) In the event that

                  (i) (x) this Agreement is terminated pursuant to Section 9.01(c)(i) because of the failure of the condition contained in paragraph (h) of Annex A to be satisfied or (y) any person shall have commenced, publicly proposed or communicated to the Company a proposal or offer for a Competing Transaction that is publicly disclosed prior to the termination of the Offer and (A) the Offer shall have remained open for at least 20 business days; (B) the Minimum Condition shall not have been satisfied as of the latest scheduled expiration of the Offer; and (C) this Agreement shall have been terminated pursuant to Section 9.01(a), 9.01(b)(i), or 9.01(c)(i); and, in the case of either (x) or
         (y), within twelve months after the date of such termination, the Company enters into an agreement with respect to a Competing Transaction, or a Competing Transaction is consummated, provided that, for purposes of this provision, the percentage referred to in clauses
         (iii) and (iv) of the definition of "Competing Transaction" shall be 50%; or

                  (ii) this Agreement is terminated pursuant to Section 9.01(c)(ii) or 9.01(d)(ii);

then, in any such event, the Company shall pay Parent promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of $5 million (the "Fee"), which amount shall be payable in immediately available funds.

(b) Except as set forth in this Section 9.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

         (c) In the event that the Company shall fail to pay the Fee when due, the term "Fee" shall be deemed to include the costs and expenses actually incurred or accrued by Parent and Purchaser (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on such unpaid Fee, commencing on the date that the Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

         SECTION 9.04 Amendment. Subject to Section 7.03, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and the Transactions by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         SECTION 9.05 Waiver. Subject to Section 7.03, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE X
                               GENERAL PROVISIONS

         SECTION 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

                  if to Parent or Purchaser:

                           Intermagnetics General Corporation
                           450 Old Niskayuna Road
                           P.O. Box 461 Latham, NY 12110
                           Telecopier No.:  (518) 783-2602
                           Attention:  Glenn H. Epstein

                  with a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, New York  10022
                           Telecopier No.:  (212) 848-7179
                           Attention:  Clare O'Brien, Esq.

                  if to the Company:

                           Invivo Corporation
                           4900 Hopyard Rd., Ste. 210
                           Pleasanton, CA 94588
                           Telecopier No.:  (925) 468-7610
                           Attention:  James B. Hawkins

                  with a copy to:
                           Fenwick & West LLP
                           Silicon Valley Center
                           801 California Street
                           Mountain View, CA 94041
                           Telecopier No.: (650) 938-5200
                           Attention:  Daniel J. Winnike, Esq.

         SECTION 10.02 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.03 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Sections 7.04(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 10.04 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the last sentence of Section 3.07 (which is intended to be for the benefit of holders of Company Stock Options and may be enforced by such persons) and Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

         SECTION 10.05 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby
(a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

         SECTION 10.07 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

         SECTION 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              INTERMAGNETICS GENERAL CORPORATION


                              By   /s/ Glenn H. Epstein
                                 -----------------------------------------------
                                   Name:  Glenn H. Epstein
                                   Title: Chairman and Chief Executive Officer


                              MAGIC SUBSIDIARY CORPORATION


                              By    /s/ Glenn H. Epstein
                                 -----------------------------------------------
                                   Name:  Glenn H. Epstein
                                   Title:    President


                              INVIVO CORPORATION


                              By    /s/ James B. Hawkins
                                 -----------------------------------------------
                                   Name:  James B. Hawkins
                                   Title: President and Chief Executive Officer

                                                                         ANNEX A

                             Conditions to the Offer

         Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment any Shares tendered pursuant to the Offer, and may extend, terminate or amend the Offer, if (i) immediately prior to the expiration of the Offer, the Minimum Condition shall not have been satisfied or
(ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of this Agreement and prior to the expiration of the Offer, any of the following conditions shall exist:

                  (a) there shall have been instituted or be pending any Action before any Governmental Authority (i) challenging or seeking to make illegal, materially delay, or otherwise, directly or indirectly, restrain or prohibit or make materially more costly, the making of the Offer, the acceptance for payment of any Shares by Parent, Purchaser or any other affiliate of Parent, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any of the business or assets of the Company, Parent or any of their subsidiaries or to compel the Company, Parent or any of their subsidiaries, as a result of the Transactions, to dispose of or to hold separate all or any portion of the business or assets of the Company, Parent or any of their subsidiaries; (iii) seeking to impose or confirm any material limitation on the ability of Parent, Purchaser or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the adoption of this Agreement and the Transactions; (iv) seeking to require divestiture by Parent, Purchaser or any other affiliate of Parent of any Shares; or
         (v) which otherwise would prevent or materially delay consummation of the Offer or the Merger or would have a Material Adverse Effect;

                  (b) any Governmental Authority or court of competent jurisdiction shall have issued an order, decree, injunction or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or materially delaying or preventing the Transactions and such order, decree, injunction, ruling or other action shall have become final and non-appealable;

                  (c) there shall have been any statute, rule, regulation, legislation or interpretation enacted, promulgated, amended, issued or deemed applicable to (A) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (B) any Transaction, by any United States or non-United States legislative body or Governmental Authority with appropriate jurisdiction, other than the routine application of the waiting period provisions of the HSR Act to the Offer or the Merger, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

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                  (d) any Material Adverse Effect shall have occurred;

                  (e) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (ii) any limitation by any United States Governmental Authority, on the extension of credit by banks or other lending institutions, that, in either case, would materially impair Parent's and Purchaser's ability to obtain any financing required to consummate the Transactions or to operate the business of the Company and Parent following the consummation of the Offer;

                  (f) (i) the Board, or any committee thereof, shall have withdrawn or modified, in a manner adverse to Parent or Purchaser, the approval or recommendation of the Offer, the Merger, the Agreement or approved or recommended any Competing Transaction or (ii) the Board, or any committee thereof, shall have resolved to do any of the foregoing;

                  (g) any representation or warranty of the Company in the Agreement that is qualified as to materiality or Material Adverse Effect shall not be true and correct, or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case as if such representation or warranty was made as of such time on or after the date of this Agreement (except for any such representation or warranty made as of another date, which shall be true and correct as of such other date), except to the extent that failure of any such representation or warranty to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

                  (h) the Company shall have failed to perform, in any material respect, any obligation or to comply, in any material respect, with any agreement or covenant of the Company to be performed or complied with by it under the Agreement; provided that, if such failure is curable, the condition contained in this clause (h) shall be satisfied if the Company has cured such failure prior to the then scheduled expiration date of the Offer;

                  (i) the Agreement shall have been terminated in accordance with its terms; or

                  (j) Purchaser and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of Shares thereunder;

which, in the sole judgment of Purchaser in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment.

                  The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

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                                                                         ANNEX B

Officers of the Surviving Corporation:

Glenn H. Epstein - President

Michael J. Burke - Treasurer

Katherine M. Sheehan - Secretary